 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

Navient Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

123 Justison Street, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 283-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	NAVI	The Nasdaq Global Select Market
6% Senior Notes due December 15, 2043	JSM	The Nasdaq Global Select Market

ITEM 5.02                        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

As previously reported, on May 2, 2019, the Board agreed to appoint Marjorie Bowen and Larry Klane as directors of the Company. At the time of their appointment, no determination was made as to the committee appointments for Ms. Bowen or Mr. Klane. On June 6, 2019, upon their election to the Board for the 2019-2020 term, Ms. Bowen was appointed to serve on the Audit Committee and the Nominations and Governance Committee. Mr. Klane was appointed to the Finance and Operations Committee and the Compensation and Personnel Committee.

ITEM 5.07                        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 6, 2019, Navient held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”). As of the close of business on April 8, 2019, the record date for the Annual Meeting, 239,524,080 shares of common stock, par value $.01 per share, were issued, outstanding and entitled to vote. At the Annual Meeting, 220,364,912 shares, or approximately 92%, of the outstanding shares of common stock entitled to vote were represented in person or by proxy. At the Annual Meeting, the following proposals were submitted to a vote of the Company’s shareholders, with the voting results indicated below:

Proposal 1 – Election of Directors. The Company’s shareholders elected the following 9 directors to hold office until the 2019 Annual Meeting of Shareholders and until their successors have been duly elected or appointed:

	For	Withhold	Broker Non-Votes	% of Votes Cast "For"
Frederick Arnold	196,974,898	11,906,059	11,483,955	94.3%
Marjorie Bowen	204,755,861	2,021,360	13,587,691	99.0%
Anna Escobedo Cabral	208,672,588	208,369	11,483,955	99.9%
Larry Klane	206,511,906	265,314	13,587,692	99.9%
Katherine A. Lehman	208,543,457	337,500	11,483,955	99.8%
Linda A. Mills	208,547,959	332,998	11,483,955	99.8%
John F. Remondi	208,641,404	239,553	11,483,955	99.9%
Jane J. Thompson	204,799,831	4,081,126	11,483,955	98.0%
Laura S. Unger	207,534,255	1,346,702	11,483,955	99.4%
Barry L. Williams	208,555,673	325,284	11,483,955	99.8%
David L. Yowan	208,671,125	209,832	11,483,955	99.9%

Proposal 2 – Ratification of the Appointment of KPMG LLP. The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, as follows:

For	Against	Abstain	Broker Non-Votes	% of Votes Cast "For"
219,170,194	1,053,225	141,493	0	99.4%

Proposal 3 – Non-binding Advisory Vote on Executive Compensation. The Company’s shareholders approved, by a non-binding advisory vote, the compensation of its named executive officers, as follows:

For	Against	Abstain	Broker Non-Votes	% of Votes Cast "For"
196,653,035	12,077,656	150,191	11,484,030	94.1%

Proposal 4 – Approval of the Amended and Restated Navient Corporation Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes	% of Votes Cast "For"
208,473,339	328,344	79,200	11,484,029	99.8%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: June 10, 2019	By:	/s/ Mark L. Heleen
Mark L. Heleen
Chief Legal Officer